UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Animal Health International, Inc.

(Exact name of registrant as specified in charter)

Delaware	71-0982698
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

7 Village Circle, Suite 200 Westlake, Texas	76262
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-137656

Securities to be registered pursuant to Section 12(g) of the Act:

        N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s common stock to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-137656) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference.

Item 2. Exhibits.

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC., a Delaware corporation

By:	/s/ James C. Robison
James C. Robison President and Chief Executive Officer

Date: January 25, 2007